Exhibit 99.1
BioDelivery Sciences Appoints Dr. Vanila Singh, Former Chief Medical Officer of Health and Human Services, to its Board of Directors
Dr. Singh is renowned for her expertise in molecular science, clinical management and national health policy
RALEIGH, N.C., November 24, 2019 -- BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a rapidly growing commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions, today announced that it has named Vanila M. Singh, M.D., MACM, to its Board of Directors.
Dr. Singh is currently a Clinical Associate Professor of Anesthesiology, Pain and Peri-operative Medicine at Stanford University School of Medicine and is a teaching mentor at Walter Reed National Military Medical Center. Dr. Singh is the immediate past Chief Medical Officer of the United States Department of Health and Human Services (HHS) and served as Chairperson of the Inter-Agency Pain Management Best Practices Task Force, chartered by Congress and involving multiple federal health agencies, professional medical organizations, and patient advocacy groups to guide the medical community and key stakeholders in optimal patient care in a growing and complex national health matter.
“We are very excited and honored to have Dr. Singh join our organization as a Board member,” stated Peter Greenleaf, Chairman of BDSI. “Vanila’s profound knowledge and experience in the fields of molecular science, clinical care, public health, and matters of national health policy will be wonderful complements to the significant depth of capabilities already on our Board and across the organization. Her passion and national recognition as an ambassador for optimal patient care blends perfectly with our company’s patient centric culture and commitment to commercializing clinically differentiated products with meaningful therapeutic value.”
“Having spent my clinical career and policy-making leadership focused on improving clinical outcomes through best practices and patient-centered recommendations, I am proud to extend my vision by joining BDSI’s Board and to further deliver solutions that address unmet patient care and focus on challenges that affect the healthcare system,” added Dr. Singh.
Dr. Singh, board-certified in both anesthesiology and pain medicine, specializes in treating patients with complex chronic pain issues. She graduated from the University of California at Berkeley with a Bachelor of Science degree in both molecular and cell biology and economics. She received her Medical degree from the George Washington University School of Medicine & Health Sciences. Dr. Singh completed her internal medicine internship at Yale University School of Medicine and her anesthesiology residency and pain medicine fellowship at Weill-Cornell New York Presbyterian Hospital, which included training at Memorial Sloan Kettering and the Hospital for Special Surgery. She received a master’s degree in academic medicine through the University of Southern California’s Keck School of Medicine in 2016. Dr. Singh has been active in various national medical organizations, having served in the past as the Vice Chair of the National Physicians Council on Health Policy; an editorial board member of the Pain Physician Journal for the American Society of Interventional Pain Physicians; and a member of the California Medical Association’s (CMA) House of Delegates. She also served on the CMA’s Council on Ethical, Legal and Judicial Affairs, and more recently, as a member of its Subcommittee on Health Information Technology, scientific planning committee of the American Society of Regional Anesthesia and Pain, and an active member of the American Society of Anesthesiology. In 2018 she was honored with a Lifetime Achievement Award by the American Society of Interventional Pain Physicians.
About BioDelivery Sciences International, Inc.

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions. BDSI has built a portfolio of products that includes utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs. BDSI's marketed products and those in development address serious and debilitating conditions such as chronic pain, breakthrough cancer pain, opioid dependence, and opioid-induced constipation.
Cautionary Note on Forward-Looking Statements
This press release and any statements of employees, representatives, and partners of BDSI related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the BDSI’s management and are subject to significant risks and uncertainties, including those detailed in the BDSI’s filings with the Securities and Exchange Commission. Actual results may differ materially from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the BDSI’s control) including those set forth in our 2018 annual report on Form 10-K filed with the US Securities and Exchange Commission and subsequent filings. BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.
© 2019 BioDelivery Sciences International, Inc. All rights reserved.
Contact:
Tirth T. Patel
Director of Investor Relations
tpatel@bdsi.com
(919) 582-0294